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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 18, 2003, except for Notes 2 and 10, which is as of May 23, 2003, relating to the consolidated financial statements and financial statement schedule of DeCrane Aircraft Holdings, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California

September 18, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS